Exhibit 10.46

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 1, 2011, by and between CRAY INC., a Washington corporation, (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 29, 2006, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1(a) is hereby amended by deleting “June 1, 2011” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “June 1, 2012,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of June 1, 2011 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 1.1(d) is hereby deleted in its entirety, and the following substituted therefor:

“(d) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the “Foreign Exchange Facility”) under which Bank, from time to time up to and including June 1, 2012, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of Japanese Yen, Euro, Pound Sterling, Korean Won, and other currencies as the parties shall agree; provided, however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of One Million Eight Hundred Thousand United States Dollars (US$1,800,000.00). No foreign exchange contract shall be executed for a term in excess of twelve (12) months or for a term which extends beyond the maturity of the Line of Credit and all foreign exchange contracts shall be “payment versus delivery”, unless otherwise agreed by the parties. All foreign exchange transactions shall be subject to the additional terms of that certain Foreign Exchange Agreement dated as of January 24, 2006 (as the same may be amended from time to time, “Foreign Exchange Agreement”) all terms of which are incorporated herein by this reference. “Maximum Potential Exposure” means and is calculated as of the date that Borrower executes any foreign exchange contract, the amount of Borrower’s maximum potential liability to Bank under (i) all foreign exchange Transactions outstanding at such time, and (ii) as applicable, all foreign exchange Transactions requested by Borrower at such time, as determined by Bank in its sole discretion. For clarity, the parties acknowledge that Borrower’s Maximum Potential Exposure shall be reassessed only upon execution of new foreign exchange contracts.”

3. Section 4.10 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.10. LIQUIDITY. In addition to minimum balances in the Collateral account as defined in the ADDENDUM TO SECURITIES AGREEMENT: SECURITIES ACCOUNT, Borrower (a) shall maintain liquid assets (defined as cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion) with an aggregate fair market value not at any time less than Three Million Five Hundred Thousand Dollars ($3,500,000.00). Further, not later than 30 days after the end of each quarter Borrower shall provide to Bank copies of all Borrower’s current account statements for deposit, brokerage and other accounts, together with such other information as Bank may require to determine compliance with this covenant.”

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CRAY INC.		WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Brian C. Henry	By:	/s/ Russell Carson
	Brian C. Henry,		Russell Carson,
	Executive Vice President, Chief		Relationship Manager
Financial Officer

By:	/s/ Michael C. Piraino
Michael C. Piraino,
VP, General Counsel, Corporate Secretary

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